EXHIBIT 99.1

NANOGEN ANNOUNCES SENIOR MANAGEMENT CHANGES

SAN DIEGO, CA (May 21, 2003) — Nanogen, Inc. (Nasdaq: NGEN), a leading provider of molecular diagnostics, today announced David Ludvigson will join the management team as executive vice president.  He will report to Howard Birndorf, chairman of the board and CEO, and will be responsible for corporate strategy, financial functions, and corporate development, including merger and acquisition activities.  Mr. Ludvigson has been a member of Nanogen’s Board of Directors since 1996.  Nanogen also announced Gerard A. Wills, vice president and CFO, will leave Nanogen to pursue other opportunities.

“I would like to thank Jerry for his service as CFO over the last two years and wish him success in his future activities,” said Howard Birndorf, chairman and CEO.

“Nanogen is striving to accelerate growth and establish itself as a leader in the emerging molecular diagnostics field,” continued Mr. Birndorf.  “David’s working knowledge of Nanogen, together with his experience in developing and managing high growth businesses and in corporate development, will be important to our success.”

Mr. Ludvigson has a broad range of management and financial experience in both biopharmaceutical and technology companies. In addition to his work as a board member at Nanogen, his biopharmaceutical experience includes Matrix Pharmaceuticals, Inc., and IDEC Pharmaceuticals. From 1998 to 2000, he was chief financial officer and then chief operating officer at Matrix Pharmaceuticals and was responsible for operations, finance and administration functions of this public company that focused on developing cancer therapeutics. From 1993 to 1996, he was vice president and CFO for IDEC during which time he helped conclude an alliance with Genentech for Rituxan®, a cancer therapeutic, considered one of the most successful alliances in the biotech industry. In addition, he has held numerous executive management positions in high technology and software companies. Mr. Ludvigson recently joined the board of directors for Argonaut Technologies, a maker of instruments and chemistry consumables for drug discovery.

About Nanogen

Nanogen, Inc. develops and commercializes molecular diagnostic products for the gene-based testing market. The Company seeks to establish the NanoChip® Molecular Biology Workstation and NanoChip® Cartridge as the standard platform for the detection of genetic mutations and is also developing its technology for forensic and biowarfare applications. Nanogen offers Analyte Specific Reagents and related products to research laboratories and clinical reference labs for the detection of genetic mutations associated with a variety of diseases, including cystic fibrosis, Alzheimer’s disease, hereditary hemochromatosis, cardiovascular disease, beta thalassemia and Canavan disease. The unique, open-architecture design of its NanoChip® System provides laboratories with a flexible platform to develop and validate tests to quickly, accurately, and cost effectively detect mutations associated with the diagnoses, prediction, screening, treatment and monitoring of diseases. The NanoChip® System is intended for laboratory use only. For additional information please visit Nanogen’s website at www.nanogen.com.

Forward-Looking Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including whether patents owned or licensed by the Company will be developed into products, whether the Company’s NanoChip® System can be successfully further commercialized, whether other products under development can be successfully developed and commercialized, whether results reported by our customers or partners can be identically replicated, whether ASRs currently sold by the Company will become FDA-approved molecular diagnostic test kits, whether Nanogen will be successful in developing additional ASRs and protocols utilizing the NanoChip® System, whether current trends in product revenue will continue in the future, and other risks and uncertainties discussed under the caption “Factors That May Affect Results” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements.

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